Exhibit 10.9

LEASE

This Lease (the "Lease") is entered into as of the 30th day of April, 2012 (the "Execution Date"), but is effective as of the 1st day of February, 2012 (the “Effective Date”), between EuroBank (the "Landlord"), and Solitron Devices, Inc. (the "Tenant").

Whereas, by virtue of an Order Granting Plaintiff’s Emergency Motion to Collect Rents entered on December 22, 2011 by the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida under Case No. 502011 CA019116XXXXMB (the "Order") Landlord was granted the authority to exercise the rights of the landlord, National Land Company, and to take possession of, manage and operate the property located at 3301 Electronics Way, West Palm Beach, Florida 33407 (the "Property"), which is part of the Technology Place project (the "Project"); and

Whereas, Tenant presently occupies approximately 46,963 square feet within the building (the "Building") located on the Property (the "Premises") under a lease that expired on January 31, 2012 (the "Original Lease").

Now Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged and for the mutual promises set forth herein, Landlord does hereby lease to Tenant the Premises, including the right, at no additional expense, to use the common areas, the exclusive right to 60 parking spaces and the non-exclusive right to 40 parking spaces adjacent to the Premises (excluding those 150 parking spaces assigned exclusively to MV Transportation prior to the date hereof), and means of access thereto adjacent to the Premises, to be used and occupied by Tenant for office, research, sales, manufacturing, and distributing uses, and any uses incidental thereto, for an initial term of four (4) years and eleven months (the "Initial Term"), beginning February 1, 2012 (the "Commencement Date") and ending December 31, 2016 (the "Expiration Date").

Landlord hereby grants Tenant the option to extend the Initial Term of this Lease for an additional period of five (5) years which shall begin on January 1, 2017 and end on December 31, 2021 (the "Extension Term"). For purposes of this Lease, "Term" shall mean the Initial Term of this Lease and the Extension Term, if so exercised. This option shall be effective immediately upon the Effective Date and shall expire unless exercised by the Tenant pursuant to the terms of this Lease. The option to extend the Initial Term of this Lease must be exercised by the Tenant giving written notice to Landlord at least one hundred eighty (180) days before December 31, 2016 or it will be waived. Provided this Lease is not then in default by Tenant, after all applicable grace and cure periods, Tenant may exercise the option to extend the Initial Term only by delivering a written notice to Landlord signed by the Tenant on or before the date provided for herein for such exercise. The notice must be sent by Federal Express or other similar courier, hand delivery, or United States mail. If sent by United States mail it shall be sent by certified mail in which case it shall be considered delivered when deposited in the United States Mail with sufficient postage affixed.

A base rent of $29,743.23 a month, plus sales tax, based on 46,963 square feet at $7.60 a square foot) (the "Base Rent") shall be paid to the Landlord on the first day of each and every month in advance without demand at 1901 Ponce de Leon Boulevard, Coral Gables, Florida 33134. Landlord acknowledges and agrees that it has already received the Base Rent from Tenant for the months of January 2012, February 2012, March 2012 and April 2012.

Commencing on January 1, 2013 and on the 1st day of January of every subsequent year of the Term of this Lease, including the Extension Term if exercised, the Base Rent shall be increased to compensate for changes in the cost of living based upon the following:

a. The “Index” shall be the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, (1982-84 = 100) published by the Bureau of Labor Statistics of the Unites States Department of Labor. If said Bureau shall not publish the same, then with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, in the absence of such publication, by any other nationally recognized publisher or similar statistical information. In the event the Index shall cease to be published, then, for the purposes of this Lease, there shall be substituted for the Index such other index as Landlord and Tenant shall reasonably agree upon.

b. "Base Index" shall mean the Index in effect on December of 2011.

c. "Comparison Month" shall mean the month of December of 2012 and the month of December of every subsequent year of the Initial Term of this Lease, including the Extension Term if exercised.

d. "Date of Rental Adjustment" shall mean the 1st day of January of 2013 and the 1st day of January of every subsequent year of the Initial Term of this Lease, including the Extension Term if exercised.

e. "Percentage Increase" shall mean the percentage equal to the fraction, the numerator of which shall be Index in the Comparison Month less the Base Index, and the denominator of which shall be the Base Index. If the Index in a Comparison Month shall exceed the Base Index, then the base rent payable for the ensuing lease year until the next Date of Rental Adjustment shall be increased by the Percentage Increase. Provided, however, that in no event shall the Base Rent payable hereunder be increased by less than three percent (3%) nor by more than five percent (5%) per annum on any Date of Rental Adjustment.

The following express stipulations and conditions are made a part this of this Lease:

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FIRST: Landlord will make the Landlord Improvements described in Exhibit A attached hereto. Throughout the Term of this Lease, Landlord covenants and agrees, at Landlord's sole cost, to maintain and repair the roof, the common areas (including, without limitation, those portions of the land and Building not included within the leasable area of the Premises, the parking areas, private drives, entrances, sidewalks, and landscaping and groundskeeping) plumbing in the common areas and lines thereto, exterior walls, foundations, structure, the building fire alarm system, electrical service to the building, heating ventilating and air conditioning ("HVAC"), sprinkler systems and plumbing to the Building and other exterior portions of the Premises and to provide service contracts for HVAC and pest control, which such service contracts shall provide for monthly service at a minimum. Subject to the forgoing, Tenant hereby otherwise accepts the Premises in the condition they are in at the beginning of this Lease and with no warranties by the Landlord as to their fitness for any particular purpose. Other than the improvements and maintenance to be performed by Landlord, Tenant agrees that it will, at its own cost and expense, make all necessary repairs to the interior of the Premises and maintain said Premises in the same condition, order and repair as they are at the Commencement Date, excepting only reasonable wear and tear and casualty arising from the use thereof under this Lease, and to make good to said Landlord immediately upon demand, any damage of the Building, caused by any act or neglect of Tenant, or of any person or persons in the employ or under the control of the Tenant. Tenant shall upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Landlord in good condition, broom clean, ordinary wear and tear and damage from the causes beyond the reasonable control of Tenant excepted. Subject to the Sixth Section below, Tenant shall contract directly for its electrical service to the Premises and Tenant shall be responsible for its telephone service and all costs to install and maintain same.

In the event that Landlord does not complete the Landlord Improvements within a reasonable time frame, which aside from Item 5 in Exhibit A regarding the heating and the separating of the electrical and air conditioning systems pursuant to the Sixth Section below, shall occur within ninety (90) days from the Execution Date, or does not otherwise perform its ongoing maintenance obligations under the Lease, then the Tenant shall have the right to give the Landlord written notice of such failure to make the applicable Landlord Improvement, repair or maintenance obligation, and if Landlord has not commenced such Landlord Improvement, repair or maintenance obligation within thirty (30) days after such notice and does not diligently pursue completion of same, Tenant shall have the right to make such repairs on the Landlord's behalf and Landlord shall reimburse Tenant the cost of such repairs within fifteen (15) days after request therefor, together with copies of the applicable invoices. The cost of the repairs contracted by Tenant shall be reasonable and customary and shall be reasonably approved by Landlord in advance in writing. .

SECOND: All personal property placed or moved in the Premises above described shall be at the risk of the Tenant or owner thereof, and except for the failure to fulfill Landlord's obligations hereunder or the negligence or intentional misconduct of Landlord, Landlord shall not be liable for any damage to said personal property, or to the Tenant arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the Building or of any other person whomsoever. Notwithstanding the foregoing, Landlord agrees to take such actions as reasonably necessary, including sending notices of non-compliance to other tenants at the Property for the correction, prevention and abatement of nuisances or non-compliance with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city government and any and all departments and bureaus applicable to the Property or the adjacent premises, including, but not limited, to requiring adjacent tenants to the Premises to dispose of rubbish and garbage in applicable disposal areas. Further, nothing in the foregoing shall mean that Tenant shall not have the right to pursue all of its rights and remedies against co-tenants or other parties under all rights and remedies at law and in equity. The Premises contain equipment, appliances, and fixtures which are and shall remain the property of the Tenant.

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THIRD: Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city government and of any and all departments and bureaus applicable to said Premises ("Laws"), for the correction, prevention, and abatement of nuisances or other grievances in, upon, or connected with said Premises during said Term; and shall promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires, at Tenant's cost and expense. Landlord makes no warranties about the existence or non-existence of any violation at the commencement of this Lease. Notwithstanding the foregoing, Tenant shall have no obligation with respect the structure of the Property or any of the common areas or the Premises, and shall have no obligation to make any improvements or alterations to the Property, the common areas or the Premises to meet any applicable Laws.

FOURTH: In the event the Premises or the Building, or such portion thereof, shall be destroyed or so damaged or injured by fire or other casualty during the Term of this Lease, whereby the same shall be rendered untenantable then the Landlord shall have the right to render such portion of the Property and the Premises tenantable by repairs within ninety (90) days therefrom. If said Premises or the Building are not rendered tenantable within said time, or are not reasonably expected to be repaired within ninety (90) days, or if any part of the Building which includes a substantial portion of the Premises is taken by an exercise of the right of eminent domain, it shall be optional with either party hereto to cancel this Lease by giving notice to the other party within thirty (30) days of the occurrence of such casualty or the effective date of such taking, and in the event of such cancellation the rent shall be paid only to the date of such fire casualty or taking. The cancellation herein mentioned shall be evidenced in writing. If the Lease is not cancelled, rent shall be abated from the date of casualty until the Premises are rendered tenantable and Landlord shall use its best efforts and due diligence to restore the Premises to the proper condition for Tenant's use and occupancy, provided that Landlord shall not be required to rebuild or restore any improvements or alterations made by Tenant to the Premises. If for any reason, restoration shall not be substantially completed within such ninety (90) days period, Tenant shall have the further right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such ninety (90) day period.

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FIFTH: If the Tenant shall abandon or vacate said premises before the end of the Term of this Lease (and such abandonment or vacation is not a result of renovations, casualty, condemnation or such other rights Tenant may have under the Lease), the Landlord may, after written notice to Tenant and Tenant's failure to cure same within sixty (60) days thereof, at Landlord's option, forthwith cancel this Lease or the Landlord may enter said Premises as the agent of the Tenant, by force or otherwise, without being liable in any way therefor, and relet the Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as the Landlord may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the reasonable and actual expenses to Landlord in such re-letting, the said Tenant shall pay any deficiency, and if more than the full rental is realized Landlord may retain the excess, but shall not have the right to also collet the underlying rental from Tenant. All actions taken by Landlord shall be in accordance with Florida law.

SIXTH: Tenant shall pay for the cost of electrical and air conditioning service to the Premises used by Tenant, subject to the provisions herein. Until electrical and air conditioning service to the Premises is separately metered, Tenant shall pay Landlord $5,760 a month, inclusive of any sales tax, it being agreed and understood that Tenant is exempt from sales tax for electrical and air conditioning service, as additional rent as the estimated cost of electrical service to the Premises currently being paid by Landlord (the "Estimated Electrical Costs"). Landlord acknowledges that it has already received payment of the Estimated Electrical Costs from Tenant for the months of February 2012, March 2012 and April 2012 and no amount is due for January 2012. Landlord agrees that until the air conditioning and electricity are separately metered, and to the extent in Landlord's control thereafter, to provide 24 hour air conditioning for 365 days a year, less reasonable repair time, to the Premises. Landlord will cooperate with Tenant to provide the reasonable and necessary temperature and humidity ranges required by Tenant in the Premises in order to assist Landlord in its efforts to minimize costs for air conditioning usage. Once electrical and air conditioning service to the Premises is separately metered, (i) if the actual cost of electrical and air conditioning service to the Premises (as determined over a three month average of actual costs) is greater than the Estimated Electrical Costs paid by Tenant, Tenant shall reimburse Landlord for such difference within ten (10) days after evidence thereof or (ii) if the actual cost of electrical and air conditioning service to the Premises (as determined over a three month average of actual costs) is less than the Estimated Electrical Costs paid by Tenant, Tenant shall receive a credit against the next payments of Base Rent due for such difference. Once electrical and air conditioning service to the Premises is separately metered, Tenant agrees that it will contract and pay for electric and air conditioning service to the Premises including electric service associated with the heating, ventilating, and air conditioning of the Premises. Landlord shall cause the separate metering of the electrical and air conditioning service to the Premises to occur within ninety (90) days of the Execution Date. Such separate metering of the electricity and air conditioning service shall be at the sole cost and expense of the Landlord, except that Tenant agrees to reimburse Landlord for a portion of the cost and expense thereof up to the sum of $3,500.00 after such separate metering is completed and upon presentation of an invoice, and applicable back-up documentation, evidencing the complete cost of separating the meters for the Premises.

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Aside from the Estimated Electrical Costs and, the direct actual electrical and air conditioning costs following the separate metering, which will be paid directly to the service provider following such separate metering, Tenant shall not have any obligation to pay to Landlord any operating expenses or common area maintenance, including without limitation, any portion of real estate taxes, insurance, building fire alarm systems, water, sewer, trash collection, property security and monitoring, landscaping, groundskeeping, maintenance and repair with respect to the common area of the Premises and the Building, land and Project or any association or management fees or charges, it being agreed and understood that such costs are incorporated and included in the Base Rent paid by Tenant hereunder.

SEVENTH: Reserved.

EIGHTH: The Landlord, or any of his agents, shall have the right to enter said Premises during business hours after reasonable advance notice, which such notice shall not be less than 24 hours, to Tenant to (i) examine the same or (ii) to exhibit said Premises for sale or (iii) to exhibit the Premises for rent at any time within ninety (90) days before the expiration of the Initial Term (or if Tenant has exercised its renewal option, then only within ninety (90) days before the expiration of the Renewal Term).

NINTH: Reserved.

TENTH: Reserved.

ELEVENTH: If the Tenant shall be declared insolvent or if bankruptcy proceedings shall be begun (and shall not be discharged within ninety (90) days of such filing) by or if Tenant is adjudged bankrupt before the end of said Term, the Landlord is hereby irrevocably authorized at its option, to forthwith cancel this Lease, as for a default. Landlord may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Landlord's rights as contained in this Lease, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this Lease.

TWELFTH: It is understood and agreed between the parties hereto that written notice mailed or delivered to the Premises leased hereunder, shall constitute sufficient notice to the Tenant and written notice mailed or delivered to the office of the Landlord shall constitute sufficient notice to the Landlord, to comply with terms of this Lease and with the requirements of chapter 83, Florida Statutes.

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FOURTEENTH: It is further understood and agreed between the parties hereto that any sum to be paid by Tenant under this Lease, whether directly to Landlord or not, or otherwise accruing under this Lease shall be considered as rent due and shall be included in any lien for rent due and unpaid or in any action for possession of the premises due to failure to pay rent.

FIFTEENTH: Tenant shall not cause or permit anything to be done in or about the Premises nor bring or keep anything therein which is not within the permitted use of the Premises or which will in any way increase the existing rate of or effect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises. Notwithstanding the foregoing, Landlord agrees and acknowledges that Tenant's existing operations as a manufacturer and distributor of power components and circuitry products does not violate any of the terms of this Lease.

SIXTEENTH: Tenant shall not make or allow to be made any alterations, additions or improvements to the interior of the Premises or any part thereof without first preparing all necessary plans and obtaining all necessary permits to conduct such work as may be required under applicable Laws. No alterations or additions to the structure or to the exterior of the Premises shall be made without the written consent of Landlord. Said consent shall not be unreasonably withheld nor shall payment be required therefor. All such alterations, additional or improvements conducted by Tenant shall be done at Tenant's sole cost and expense. Any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering (but excluding any trade fixtures) shall at once become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. Notwithstanding the foregoing, Tenant shall have the right to continue to display any signage that exists on the or about the Premises as of the Effective Date (the "Existing Signs"). Other than the Existing Signs, subject to the approval of Landlord of the type, the design, the method of installation, the number and the location of the signs, which approval shall not be unreasonably withheld or delayed, Tenant shall be entitled to display its business signs on or about the Premises and the Building. Tenant acknowledges that it must comply with the conditions, covenants and restrictions of the Project as to any exterior improvement and signage.

EIGHTEENTH: Tenant shall keep the Premises and the Property in which the premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. In the event that any mechanics' and materialmen's liens are filed against the Property and not Tenant's leasehold estate in the Premises, Tenant shall be required to remove same within thirty (30) days' notice of Landlord or to execute the appropriate bonds as required to remove same.

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NINETEENTH: Tenant shall not, either voluntarily or by operation of law, sublease, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein without Landlord's consent which shall not be unreasonably withheld. Any consented assignment or subletting shall in no way relieve Tenant of any liability under this Lease, unless agreed to by Landlord in writing. Any assignment or subletting not consented to by Landlord shall be void, and shall at the option of the Landlord, constitute a default under the terms of this Lease.

TWENTIETH: Tenant shall indemnify and hold harmless Landlord against and from Tenant's use of the Premises or from the conduct of its business or from any activity work, or other things done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of the Tenant, and from all reasonable costs, attorney's fees, and liability incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Except as otherwise set forth herein, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord's failure to fulfill its obligations hereunder and the intentional or negligent acts of Landlord or its employees, contractors, officers, directors and agents; and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

TWENTY-FIRST: Tenant shall, at tenant's expense, obtain and keep in force during the Term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises. The coverages provided by such policy shall include general liability, excess liability, and business equipment. Such insurance shall be in the amount of not less than $500,000.00 for general liability and in the amount of not less than $1,000,000.00 for excess liability. Such insurance shall further insure Landlord and Tenant against liability or property damage of at least $1,000,000.00. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, after five (5) business days' written notice to Tenant, procure and maintain said insurance, but at the expense of Tenant which shall become due as additional rent to be paid by tenant under this Lease. Insurance required hereunder shall be in companies rated A:XII or better in "Best's Key Rating Guide". Tenant shall deliver to Landlord prior to right and entry, copies and policies of liability insurance required herein or certificates evidencing the existence and amount of such insurance with loss payable clauses satisfactory to landlord. No policy shall be cancelled or subject to reduction of coverage without thirty (30) days' prior notice to Landlord. Landlord shall procure and maintain in force during the Term of this Lease, at no additional expense of Tenant, insurance upon the Building and all of the common areas with a responsible insurance company or companies providing such protections as Landlord deems appropriate. Notwithstanding anything in the foregoing to the contrary, in addition to the foregoing insurance requirements, any successor or assign of Eurobank, as lessor, will be required to maintain such insurance in accordance with customary standards for buildings similar to the Building located in the West Palm Beach, Florida area, including, without limitation, insurance providing protection to the extent of not less than the full replacement cost of the Building against all casualties included under standard insurance industry practices within the classification "Fire and Extended Coverage Vandalism and Malicious Mischief and Public Liability."

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TWENTY-SECOND: (i) Riders: Riders and addendums, if any, affixed to this Lease are a part hereof. Except for Exhibit A, no riders or addenda are affixed to this Lease as of the Effective Date.

(ii) Waiver: The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such rent.

(iii) Joint Obligation: If there be more than one tenant the obligations hereunder imposed shall be joint and several.

(iv) Marginal headings to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

(v) Time: Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(vi) Successors and Assigns: The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(vii) Recordation: Neither Landlord nor Tenant shall record this Lease.

(viii) Quiet Possession: Upon Tenant paying the rent reserved hereunder and observing and performing all the covenants conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all the provisions of this Lease.

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(ix) Late Charge: Tenant hereby acknowledges that late payments by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord within ten (10) days after due, then Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Any late charges shall be considered additional rent due.

(x) Prior Agreements: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(xi) Partial Invalidity: Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision of hereof and such other provision shall remain in full force effect.

(xii) Cumulative Remedies: No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(xiii) Choice of Law: This Lease shall be governed by the laws of the State of Florida.

(xiv) Attorneys' Fees: In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover the reasonable fees and costs of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees.

(xv) Notices: All notices and demands which may or are to be required to be given by either party on the other hereunder shall be in writing. All notices and demands by the parties to each other shall be hand delivered or sent by certified United States mail, postage prepaid, addressed to landlord at: 1901 Ponce de Leon Boulevard, Coral Gables, Florida 33134 and to tenant at: 3301 Electronics Way, West Palm Beach, Florida 33407,, or to such other place as either party may from time to time designate in a notice to the other.

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(xvi) Counterparts: This Lease may be executed in multiple counterparts, and by facsimile or PDF, each of which when taken together shall constitute the entire instrument.

TWENTY-THIRD: Landlord agrees to allow Tenant to continue to use, at no additional expense, the silos and servicing equipment currently in existence on the outside of the Premises (including, the tanks for liquid hydrogen, liquid nitrogen, DI water tank, chilled water tank, DI tanks, the well and RO system, the RO water tank the air compressors and forming gas system) so long as said silos and servicing equipment are in compliance with all applicable codes. Any new or additional equipment (excluding repairs to and replacement of existing equipment) may not be placed outside the Premises without the express written consent of Landlord, which consent shall not be unreasonably withheld.

TWENTY-FOURTH: Tenant agrees: (a) that except as hereinafter provided, this Lease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to any mortgages or security instruments (a "Mortgage") that now exist, or may hereafter be placed upon the Premise or the Building, and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof, and to any Declaration of Condominium now or at any future time recorded affecting the Building or any portion thereof, provided that the holder of any such Mortgage, purchaser or condominium association provides Tenant with a non-disturbance and attornment agreement in form and substance reasonably satisfactory to both Tenant and the holder of such Mortgage, purchaser or condominium association; and (b) that, if the holder of any such Mortgage or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage shall at its sole option so request, Tenant will attorn to and recognize the holder of such Mortgage or purchaser, as the case may be, as landlord under this Lease for the balance then remaining of the Term, subject to all of the terms of this Lease provided that such Mortgagee or purchaser provides Tenant with a non-disturbance and attornment agreement in form and substance satisfactory to both Tenant and such Mortgagee or purchaser. Should Landlord or the holder of any Mortgage or purchaser desire confirmation of such subordination or attornment, as the case may be, Tenant, upon written request from time to time, will execute and deliver without charge, and in form satisfactory to Landlord, the holder of the Mortgage or the purchaser, all instruments and/or documents that may be requested to acknowledge such subordination and/or agreement to attorn, in recordable form. Tenant hereby appoints Landlord or the holder of such Mortgage (whichever makes such request) as Tenant's attorney-in-fact to execute such instruments upon default of Tenant in complying with such request.

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TWENTY-FIFTH: Under the Original Lease, Tenant represents and warrants that it delivered a security deposit in the amount of Forty Thousand Dollars ($40,000.00) (the "Security Deposit"), which such security deposit was being held by National Land Company, as lessor, under the Original Lease. Landlord represents and warrants that Landlord is not currently holding the Security Deposit and that National Land Company has not delivered the Security Deposit to Landlord under the Order or otherwise. Landlord agrees to reasonably cooperate with Tenant, at Tenant's expense, in seeking the return of the Security Deposit to Tenant.

In Witness Whereof, the parties hereto have hereunto executed this instrument for the purpose herein expressed the day and year above written.

[Signatures on Next Page]

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Signed, sealed and delivered in presence of:		Landlord:
April 30, 2012.

/s/ Robert Llanes		EuroBank
Robert Llanes

/s/ Robert Llanes	By:	/s/ Leonard R. Whyte
Robert Llanes		Leonard R. Whyte, Exec. V-Pres.

	By:	/s/ David Konfino
David Konfino, Sr. Vice-Pres

Signed, sealed and delivered in presence of:		Tenant:
April 30, 2012

/s/ Arthur Laplante		Solitron Devices, Inc.
Arthur Laplante

/s/ Jane L. Fogel	By:	/s/ Shevach Saraf
Jane L. Fogel		Shevach Saraf, President

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Exhibit A

Landlord Improvements

1.	Repair of the roof leaks.
2.	Replacement and/or repair of the water shutoff valve above the front offices’ restroom.
3.	Repair of the potholes in the parking lot.
4.	Separation of the air conditioning units that affect the executive and comptroller’s offices and separation of the electricity and HVAC unit(s) servicing the leased premises.
5.	If Eurobank is still in control of the Premises in September of 2012, Landlord shall install heating service for the office area of the Premises by September 30, 2012.

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